UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/30/2007

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 29, 2007, OI Corporation (the "Company") amended its 2003 Incentive Compensation Plan pursuant to a vote of the Company's Board of Directors. Prior to the amendment, the 2003 Incentive Compensation Plan provided that options granted to non-employee directors would vest and become exercisable six months from the date of grant and would expire three years from the date of grant. The amendment extends the vesting period for non-employee director options from six months to one year and the life of the options from three years to up to ten years, subject to such non-employee director's continuing service to the Company. Additionally, the amendment provides that each non-employee director will receive an automatic grant of an option to purchase 4,000 shares of the Company's common stock annually on the date of each annual meeting of shareholders at which he or she is re-elected or continues to serve as a non-employee director. Prior to this amendment, each non-employee director received an automatic grant of an option to purchase 2,000 shares of the Company's common stock.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

Exhibit 99.1        Amendment to 2003 Incentive Compensation Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: October 30, 2007	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
CEO & CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Amendment to 2003 Incentive Compensation Plan